LEASE AGREEMENT

THE SCHEDULE

1.0	The LESSOR: Herein represented by:	AJ Brutus Investments CC CK 96/31758/23
1.1	The Lessor's Address:	Eureka Farm, Durbanville
2.0	THE LESSEE: Herein represented by:	Leatt Corporation Incorporated in the state of Nevada 2007/032780/10
2.1	The Lessee's Adress: The Lessee's Bank Details:	No 12 Kiepersol Crescent, Atlas Gardens Nedbank Business southern Peninsula Branch code 123209 Account number 123 2133310
3.0	THE LEASED PREMISES: IN EXTENT APPROXIMATELY: 948 sq.m	No 12 Kiepersol Crescent, Atlas Gardens
4.0	THE INITIAL PERIOD	12 months (until 31 December 2023)
5.0	THE DATE OF COMMENCEMENT:	1 January 2023
6.0	THE MONTHLY RENTAL DURING THE PERIOD OF LEASE:	R76 465.20 (SEVENTY SIX THOUSAND FOUR HUNDRED AND SIXTY FIVE RAND AND 20 CENTS) Excluding VAT, water and electricity
6.1	The Annual Escalation Percentage:	See rent in 6.0
7.0	THE LESSEE'S PROPORTIONATE SHARE: (Refer Clause 3.6 of ANNEXURE "A" and specify)	100%
8.0	THE RENEWAL PERIOD	Three (3) years
9.0	THE USE OF THE LEASED PREMISES:	Office Space, Testing and warehouse
10.0	THE DEPOSIT:	Top up on 3 January 2023 to the new monthly lease amount including VAT.
11.0	THE AGREEMENT:	The LESSOR and the LESSEE enter into an Agreement of Lease in respect of the Leased Premises on the terms and conditions set out in this SCHEDULE, in ANNEXURE "A" hereto and, if applicable, in addition annexures hereto.

KG SM

12.	SIGNATURES OF PARTIES: SIGNED by the LESSOR at ______ On this 12th day of January ~~2020.~~ 2022 AS WITNESSES: 1. ______ ______ LESSOR 2. ______ SIGNED by the LESSEE at Durbanville On this 21ST day of December ~~2020.~~ 2022 AS WITNESSES: 1. ______ Lara-Jane Pretorius Sean Macdonald on behalf of Lessee in his Capacity as CEO of the Lessee 2. ______ Kim Gontana

ANNEXURE "A"

1.0 PERIOD OF LEASE

1.1 The lease is for the period recorded in Clause 4 of the SCHEDULE.

1.2 The monthly rentals payable by the LESSEE to the LESSOR shall be the amounts recorded in Clause 6 of the SCHEDULE. Should the LESSOR be registered as a vendor on terms of the Value Added Tax Act, 1991, as amended, VAT at the prescribed rate from time to time shall be added to the said rentals and shall be payable by the LESSEE.

2.0 PAYMENT OF RENTAL

2.1 The rental shall be paid in advance on the first day of each and every month, without deduction or demand and free from bank exchange, to the LESSOR at the address recorded in Clause 1.1 of the SCHEDULE or at such place or places in the Republic of South Africa or to such person or persons as the LESSOR may nominate by prior written notice to the LESSEE.

2.2 The LESSOR shall be entitled, by notice in writing to the LESSEE, to require that payment of the rental be made by bank debit order for credit to such bank account as may be stipulated in the said notice and the LESSOR shall be entitled to alter such requirement from time to time during this lease.

3.0 RATES, TAXES, UTILITY AND OTHER CHARGES

3.1 If at any time during the currency of this lease:

3.1.1 any new tax or levy is imposed in respect of rental payable in terms of this lease, the LEASED PREMISES, the LAND or the BUILDING by the Local Authority or other lawful or competent authority; and/or

3.1.2 the amount of the rates on the LAND and/or BUILDING is increased over and above the amount payable for the Local Authority Rates Year ending immediately after the commencement of this lease; and/or

3.1.3 the amount of the insurance premiums payable by the LESSOR in respect of the BUILDING is increased over and above that payable for the financial year of the LESSSOR ending immediately after the commencement of this lease;

Then the LESSOR shall be entitled to recover from the LESSEE from time to time with effect from the date on which such new tax or levy or increases, as the case may be, become effective, the amount in question if it relates exclusively to the LEASED PREMISES or the LESSEE'S PROPORTIONATE SHARE if the amount in question does not relate exclusively to the LEASED PREMISES.

3.2 Where the periods covered by any increases in charges of the nature envisaged in 3.1 above do not coincide with any period of this lease, the payment due from the LESSEE shall be calculated as a pro rata share of such increases.

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3.3 All amounts recovered by the LESSOR in terms of 3.1 above shall be deemed to be additional rental payable in terms of this lease and any amount so due by the LESSEE to the LESSOR shall, at the election of the LESSOR, be payable:

3.3.1 within such period as may be stipulated for by the LESSOR, which period shall not be less than seven (7) days after the delivery to the LESSEE of a written notice advising the LESSEE thereof; or

3.3.2 by one twelfth share of the amount due by the LESSEE being added to the monthly rental as set out in Clause 6 of the SCHEDULE.

3.4 The LESSEE shall be liable for and shall pay for:

3.4.1 all electricity, power and water used on the LEASED PREMISES; and

3.4.2 all Municipality or Local Authority charges for the removal of refuge and waste from the LEASED PREMISES.

3.5 Should any amounts payable in terms of 3.4.1 and 3.4.2 above:

3.5.1 hired or assessed by separate meter or separate sub-meter or separate account in respect of the LEASED PREMISES only, the liability of the LESSEE shall be to pay the amount so levied or assessed and the LESSEE shall, if so called upon by the LESSOR, exhibit to the LESSOR the receipts in respect of such payments;

3.5.2 not be levied or assessed separate meter or separate sub-meter or separate account in respect of the LEASED PREMISES only, the amount for which the LESSEE shall be liable in terms of this clause shall be the LESSEE'S PROPORTIONATE SHARE of the amount levied for such charges in respect of the PROPERTY or BUILDING.

3.6 "LESSEE'S PROPORTIONATE SHARE" shall mean that the portion of any amounts envisaged in 3.1 and 3.5.2 above for which the LESSEE shall be liable as determined in one of the following ways and recorded in Clause 7 of the SCHEDULE, namely:

3.6.1 Pro Rata to Rental:

That proportion which the rental payable by the LESSEE bears to the total rental receivable by the LESSOR from the BUILDING on the date upon which any increase or new tax or levy or new expense becomes effective on the basis of the BUILDING being fully let. Any unlet premises in the BUILDING shall be brought estimation of the market related value of the same; or

3.6.2 Pro Rata to Floor Area:

That proportion which the floor area of the LEASED PREMISES bears to the total lettable floor area of the BUILDING; or

3.6.3 Predetermined Percentage:

The predetermined percentage recorded in Clause 7 of the SCHEDULE.

K.G

4.0 LESSEE'S RIGHT AND OBLIGATIONS

4.1 Acknowledgement:

The LESSEE acknowledges itself to be fully acquainted with the locality and full details of the LEASED PREMISES.

4.2 Use:

The LESSEE shall use the LEASED PREMISES only for the purpose recorded in Clause 9 of the SCHEDULE.

4.3 Conduct of Business

The LESSEE shall:

4.3.1 n/a;

4.3.2 not store or permit the storage of any property in the BUILDING other than in the LEASED PREMISES.

4.4 Condition of Premises:

The LESSEE shall within fourteen (14) days of taking possession notify the LESSOR in writing of the details of any defects in the condition of the LEASED PREMISES and, failing such notification, the LESSE shall deemed to have received the LEASED PREMISES in a thorough good state of tenantable repair and condition.

4.5 Maintenance:

The LESSEE shall, at its expense:

4.5.1 keep and maintain the interior of the LEASED PREMISES, including office partitions, paintwork and wallpaper in good order and repair and shall do any painting that may be necessary from time to time to the interior of the LEASED PREMISES;

4.5.2 repair and/or replace all fluorescent tubes, ballasts, starters and electric light globes, keys, electrical fittings (including electrical hot water geysers and air-conditioning units, if any, where the same are installed to serve only the LEASED PREMISES) and any other interior fittings, in good order and condition, and shall repair and/or replace any of the said items of equipment or fittings which may become unserviceable or be damaged, destroyed or lost;

4.5.3 at the termination of the lease, hand over and deliver the LEASED PREMISES to the LESSOR in the same good order and condition as they were in when the LESSEE took occupation thereof.3

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4.6 Doors, Walls, Plate Glass, Ceilings and Floors:

The LESSEE shall:

4.6.1 keep and maintain all doors, plate glass mirrors, office partitions and beading surrounds in the LEASED PREMISES in good order and condition and replace, at its own cost, any such items as are damaged or broken;

4.6.2 be obliged, at its own expense, to insure in its own name and keep insured all plate glass windows in and about the LEASED PREMISES against all perils including accidental breakage and damage;

4.6.3 care for and maintain any carpets provided in the LEASED PREMISES. Should the carpets be damaged from any cause whatsoever, the LESSEE shall make good such damage and should it not do so, the LESSOR shall be entitled to repair the damage and recover the cost of such repairs from the LESSEE, which cost the LESSEE shall pay to the LESSOR upon demand. The LESSOR shall not be obliged under any circumstances to replace any carpets in the LEASED PREMISES.
Should the LESSEE wish to install new or replace existing carpeting, it shall be entitled to do so with the prior written consent of the LESSOR, which consent will not be unreasonably withheld, and on termination of the lease the LESSEE shall not be entitled to reimbursement in respect of any carpets is installed by it, which carpets shall become the sole and absolute property of the LESSOR upon being installed.

4.7 Fixtures and Fittings:

The LESSEE:

4.7.1 may at any time install such fixtures or fittings in the LEASED PREMISES for the purpose of its business as are approved by the LESSOR, which approval shall not be unreasonable withheld;

4.7.2 may at any time and shall upon termination of this lease remove such fixtures and fittings;

4.7.3 shall repair or make good, to the satisfaction of the LESSOR or its Agent, any damage caused by such installation or the removal thereof before handing over the LEASED PREMISES.

The LESSOR:

4.7.4 shall install blinds of the LESSEE's selection on all the LEASED PREMISE'S windows.

4.8 Electrical Installations:

The LESSEE shall:

4.8.1 not alter, interfere with or overload the electrical or other lighting or heating installations in the LEASED PREMISES;

4.8.2 be liable to repair any short circuits or blown fuses or other damage caused by such alterations, interference or overloading.

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4.9 Plumbing, Sanitary Equipment and Drainage:

The LESSEE shall:

4.9.1 comply with all sanitary and other by-laws affecting the LEASED PREMISES and shall keep and maintain all plumbing, sanitary and sewerage equipment, pipes, connections and drains in good working order and condition and shall at all times purge, cleanse, scour, keep and maintain in good sanitary condition all such drains and other sanitary arrangements including wash basins, sanitary fittings and urinals;

4.9.2 not cause or permit to be caused any obstruction or blockage of sewerage, drainage or water pipes in the BUILDING and shall remove or repair at its cost any such obstruction or blockage as may be caused by it.

In the event of the LESSEE failing to remove or repair any such obstruction or blockage, the LESSOR may cause such work to be done and shall in such an event be entitled to claim reimbursement of the cost thereof from the LESSEE.

The LESSEE shall not:

4.10.1 N.A

4.10.2 N.A

4.10.3 N.A

4.11 Awnings:

The LESSEE shall not affix or install any shades or awnings to any part of the exterior of the LEASED PREMISES or the BUILDING without the prior written consent of the LESSOR, which consent shall not be unreasonable withheld.

4.12 Alterations:

The LESSEE:

4.12.1 shall not make any alterations or additions of any nature whatsoever to the LEASED PREMISES or the BUILDING without prior written consent of the LESSOR;

4.12.2 shall observe all terms and conditions which the LESSOR may prescribe in giving consent in terms of 4.12.1 above;

4.12.3 agrees that in the event of the LESSOR giving consent in terms of 4.12.1 above, the LESSOR shall be entitled upon the termination of the lease either to call upon the LESSEE to hand over the LEASED PREMISES as altered or to have the LEASED PREMISES restored to their original condition at the expense of the LESSEE. Should the LESSOR determine that the LEASED PREMISES be handed over as altered upon the termination of the lease, it shall not be obliged to compensate the LESSEE for the cost of the said alterations carried out with its approval;

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4.12.4 agrees that the LESSOR shall be entitled to require that such alterations or additions be effected and, if applicable removed subject to the reasonable approval on an architect nominated by the LESSOR and that the fees of such architect shall be paid by the LESSEE. The LESSEE further agrees that all costs and expenses in respect of such alterations or additions and, if applicable the removal thereof shall be borne by the LESSEE.

4.12.5 agrees that any removal and reinstatement required by the LESSOR shall be effected prior to the termination of the lease.

4.13 Advertising Signs:

THE LESSEE:

4.13.1 shall not affix, paint or hang any advertising sign on the exterior of the BUILDING or on the windows or doors of the LEASED PREMISES without the prior written consent of the LESSOR, which consent shall not be unreasonable withheld.

4.13.2 shall:

4.13.2.1 maintain the good appearance of any advertising or other sign painted or erected in terms of 4.13.1 above and keep the same in proper working order and condition;

4.13.2.2 comply with all requirements of any competent authority in respect of any advertising or other sign erected in terms of 4.13.1 above;

4.13.2.3 remove any sign affixed, painted or hung in terms of 4.13.1 above and make good any damage caused to the BUILDING or the LEASED PREMISES by such removal upon termination of this lease.

4.14 Insurance:

The LESSEE shall not keep or permit to be kept or done in or on the LEASED PREMISES anything which may render void or voidable any fire or other insurance policy in respect of the BUILDING or which may give rise to any increase in premiums of such policy without the prior written consent of the LESSOR and the whole of any such additional premiums shall be payable by the LESSEE to the LESSOR on demand in addition to the rental payable by the LESSEE in terms of this lease.

4.15 Laws and By-Laws:

The LESSEE shall not contravene or permit the contravention of any laws, by-laws, regulations or requirements of any competent authority relevant to the conduct of the LESSEE's business in an occupation of the LEASED PREMISES.

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4.16 No Claims:

The LESSEE shall have no claim against the LESSOR for any loss or damage which the LESSEE may suffer by reason of, arising out of or as a result of:

4.16.1 *vis major* or *causes fortuitus* or any other cause wholly or partly outside the LESSOR'S control; or

4.16.2 the LEASED PREMISES or the BUILDING being damaged or destroyed; or

4.16.3 theft, housebreaking forcible entry or burglary of the LEASED PREMISES (the LESSEE shall, at its expense, make good all damage caused thereby).

4.17 Indemnity:

The LESSEE indemnifies the LESSOR against any claim made against the LESSOR by anyone for any loss or damage suffered in or on the LEASED PREMISES or in consequence of any act or omission of the LESSEE or its agents or servants.

4.18 Nuisance:

The LESSEE shall carry on and conduct its business in such a manner as not to constitute or become a nuisance to the LESSOR or any other tenant in the BUILDING or to the owners or occupiers of neighbouring properties. Any excessive noise caused or permitted to be caused by the LESSEE in the LEASED PREMISES or the BUILDING shall be deemed to be a nuisance within the meaning of this sub-clause.

4.19 Costs and Interest:

The LESSEE shall:

4.19.1 pay the LESSOR interest on any overdue amount at the rate of 1% (one percentum) above the prevailing Prime Overdraft Rate of the LESSOR'S bankers reckoned from the date upon which such payment is due to the date of payment thereof;

4.19.2 be liable for all legal costs incurred by the LESSOR relating to the recovery of any arrear rental or any other amounts due to the LESSOR in terms of this lease or arising out of this lease or the cancellation or termination of the same.

4.20 Cession and Sub-lease:

4.20.1 The LESSEE shall not without the prior written consent of the LESSOR, which consent shall not be unreasonable withheld:

4.20.1.1 cede or assign or in any way alienate or encumber any of its rights hereunder; nor

4.20.1.2 sub-let the LEASED PREMISES or any part thereof; nor

4.20.1.3 permit anyone else to occupy the LEASED PREMISES or any part thereof.

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4.20.2 If the LESSEE is a company or close corporation, any change in the control of the LESSEE shall be deemed to be a cession by the LESSEE of its right under this agreement, irrespective of whether such change of control is effectively in such company or close corporation, or through the issue of any unissued shares in the company or any variation in the rights attaching to any shares in the company or any other means whatsoever.

4.21 License:

The LESSEE shall:

4.21.1 be solely responsible, at its own expense, for obtaining all necessary certificates and license from the Local Authority and/or other competent authority to enable the LESSEE to carry on the business recorded in Clause 9 of the SCHEDULE in the LEASED PREMISES;

4.21.2 apply for and on due date obtain the renewal of the certificates and licenses referred to in 4.22.1;

4.21.3 advise the LESSOR in writing of any condition imposed by any competent authority concerning the LEASED PREMISES or the certificates or licenses held by the LESSEE in respect thereof;

4.21.4 during the currency of this lease, carry on and maintain its business so as to preserve the goodwill thereof.

5.0 LESSOR'S RIGHTS AND OBLIGATIONS

5.1 Maintenance:

THE LESSOR shall:

5.1.1 keep and maintain in good order the exterior, roof, gutters and downpipes of the BUILDING and any lifts, good hoists, passages and other common services in the BUILDING;

5.1.2 be entitled to effect any repairs, alterations, improvements and additions to the BUILDING or any part thereof and for such purposes to erect scaffolding, hoardings and/or any other building equipment required for the carry out of such work and shall be entitled to access to any portion of the LEASED PREMISES as may be reasonable and necessary for the purposes aforesaid.

5.2 Access:

The LESSOR shall be entitled to:

5.2.1 reasonable access to the LEASED PREMISES for the purpose of inspecting or repairing the LEASED PREMISES or the BUILDING;

5.2.2 repair, add to or alter the LEASED PREMISES as and when required to do so by any lawful or competent authority;

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5.2.3 call upon the LESSEE by notice in writing to repair any damage to the LEASED PREMISES for which the LESSEE is responsible in terms of the lease and in the event of the LESSEE failing to effect such repairs within fourteen (14) days of delivery of such notice, the LESSOR may itself effect such repairs at the expense of the LESSEE and any costs or expenses incurred by the LESSOR in so doing shall be recovered from the LESSEE as additional rental;

5.2.4 display in the LEASED PREMISES a "To Let" notice during the three (3) months immediately preceding the expiration of this lease and a "For Sale" notice at any time during the period of this lease;

5.2.5 show the interior of the LEASED PREMISES to any prospective tenants or buyers during reasonable hours on business days;

5.2.6 display on the LEASED PREMISES during the three (3) months immediately preceding the expiration of this lease, any notice which may be required by the LESSOR or any of the LESSOR'S tenants or prospective tenants in connection with any application for a license for any business to be carried on in the LEASED PREMISES.

5.3 Warranty:

The LESSOR:

5.3.1 does warrant or represent that the LEASED PREMISES are fit for the purpose for which they are let excluding in the event that the LESSEE will be granted licenses in respect thereof for the conduct of its business or that such licenses will be renewed;

5.3.2 shall not be under any obligation at any time during the currency of this lease to make any improvements, additions or alterations or to carry out any work in respect of the LEASED PREMISES in order to render or keep them fit for the purposes of the LESSEE'S business and all the requirements in connection therewith shall be carried out, subject to the LESSOR'S approval, at the expense of the LESSEE. In the event of the Local Authority, any Factories and/or Labour Inspector or official of any lawful or competent authority at any time during the currency of the lease requiring any work to be carried out in the nature of any alterations, additions or improvements in the LEASED PREMISES for the purpose of the LESSEE'S trade or business, all costs or charges related to such work shall be borne and paid for by the LESSEE and the LESSOR shall not be liable for the payment of any such costs or charges or to comply with any such requirement relating to the LESSEE'S trade or business. The LESSOR shall be entitled to require that any of the aforesaid work be effected subject to the reasonable approval of any architect nominated by it and that the fees of such architect be paid for by the LESSEE.

5.4 Cleaning Services:

The LESSOR shall only provide cleaning services to the exterior of the BUILDING and to lifts, goods hoists, stairways, passages and other common areas or services in the BUILDING and shall not be liable for providing cleaning services in the LEASED PREMISES.

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5.5 Repairs/Renovations on Termination:

If, on termination of this lease, renovations or repairs to the LEASED PREMISES are necessary, fair wear and tear excepted, by the virtue of the failure of the LESSEE to carry out its obligations in terms of this lease, the LESSOR shall be entitled to carry out such repairs or renovations as are necessary and to recover the costs thereof from the LESSEE. The LESSEE shall also be responsible for the damages for loss or rental suffered by the LESSOR in respect of the period during which any necessary repairs or renovations are being carried out at the rate of not less than the rental payable by the LESSEE immediately prior to the termination of the lease reckoned until the end of the month in which the work is completed.

5.6 Electrical Installations:

The LESSOR shall at its cost procure the issue of a certificate of compliance by an accredited electrical contractor in terms of the Electrical Installations Regulations, 1992, to the effect that the electrical installations in the LEASED PREMISES are safe and comply with the required standards.

5.7 Improvements prior to Leased Premises prior to the Date of Commencement:

The LESSOR undertakes to effect improvements upon the LEASED PREMISES prior to THE DATE OF COMMENCEMENT of THE AGREEMENT as set out in the plans attached to the AGREEMENT as annexure "A". These improvements shall be at the LESSOR'S expense.

6.0 USE OF COMMON FACILITIES

6.1 This is not applicable.

7.0 DAMAGE OR DESTRUCTION

7.1 Total Destruction:

7.1.1 Should the LEASED PREMISES be destroyed or damaged by any cause whatsoever to the extent which prevents the LESSEE from having beneficial occupation of the LEASED PREMISES, then:

7.1.1.1 the LESSEE shall have no claim whatsoever against the LESSOR as a result thereof;

7.1.1.2 the Lease shall be deemed to have been cancelled.

7.2 Partial Destruction:

Should any part (but not whole) of the LEASED PREMISES be destroyed or damaged by any cause whatsoever, then:

7.2.1 this lease shall not be cancelled;

7.2.2 the rental payable by the LESSEE shall be reduced pro rata to the extent to which the LESSEE is deprived of beneficial occupation of that part of the LEASED PREMISES.

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7.2.3 the LESSOR shall repair at its cost the damage or destroyed portion of the LEASED PREMISES with reasonable dispatch;

7.2.4 the LESSEE shall have no claim of any nature whatsoever against the LESSOR as a result of the said destruction or damage howsoever caused.

7.3 Other Damage or Destruction

If any other premises in the BUILDING are partially or wholly or destroyed and the LEASED PREMISES are affected by such damage or destruction or access to the LEASED PREMISES is reasonably required by the LESSOR in order to effect any necessary repairs to such premises, the LESSOR shall have the right (but shall not be obliged) to deal with the LEASED PREMISES as if they had been totally or partially damaged or destroyed and in such event the provisions of 7.1 and 7.2 shall, *mutatis mutandis,* be applicable.

8.0 DISPUTES AND ARBITRATION

8.1 Should any dispute or difference arise between the LESSOR and the LESSEE with regard to interpretation and/or implementation of any one or more of the provisions of this lease, either party shall be entitled to submit such dispute or difference to arbitration in pursuance of 8.3 below.

8.2 No such submission to arbitration may, however, be effected unless the parties shall during a period of at least seven (7) days such dispute has arisen, have *bona fide* endeavoured to settle the dispute on an amicable basis.

8.3 In the absence of an amicable settlement as aforesaid, either party may by way of written notice to the other give notice of the existence of a dispute and request that same be submitted to arbitration.

8.4 Such arbitration shall be conducted in Bellville, Cape Town in accordance with the provisions of the Arbitration Act (act No. 42 of 1965 as amended), it being agreed that:

8.4.1 the arbitrator shall be appointed in accordance with the provisions of 8.5 below;

8.4.2 it is the intention of the parties that, if possible, such arbitration shall be held and concluded within twenty one (21) business days after it has been demanded;

8.4.3 the arbitration proceedings shall take place at a venue to be determined by the arbitrator;

8.4.4 it shall not be compulsory to strictly apply the requirements of the law of procedure or the usual rules of evidence;

8.4.5 the arbitrator shall be entitled to call for the evidence of specialists as required by the nature of the dispute;

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8.4.6 this clause shall constitute the irrevocable consent of each of the parties to such arbitration proceedings and neither of the parties shall be entitled to withdraw therefrom or to claim at any such proceedings that he is not bound by the provisions of this clause;

8.4.7 the parties irrevocably agree that the decision of the arbitrator in such matter of dispute shall be final and binding on them, will be carried into effect and may be made an order of any competent Court.

8.5 The parties shall endeavour to agree on appointment of the arbitrator who shall be, if the question in issue is

8.5.1 primarily an accounting matter, an Independent Chartered Accountant;

8.5.2 primarily a legal matter, a practising Senior Councel of not less than five (5) years standing as such or a practising Attorney of not less than twenty (20) years standing as such;

8.5.3 any other matter, an independent person.

8.6 If agreement cannot be reached by the parties on whether the issue falls under 8.5.1, 8.5.2 or 8.5.3 above or upon a particular arbitrator in terms of 8.5 above within seven (7) days after the arbitration shall have been demanded, then the President for the time being of the Cape Law Society shall determine within seven (7) days after the parties have so failed to agree:

8.6.1 whether the question in issued falls under 8.5.1, 8.5.2 or 8.5.3 above; and/or

8.6.2 the arbitrator to be appointed:

In order that the arbitration can be held and concluded as soon as possible and within the twenty one (21) business days referred to in 8.4.2 above.

9.0 **BREACH**

9.1 Should the LESSEE:

9.1.1 fail to pay any amount due by it in terms of this agreement to the LESSOR on due date; or

9.1.2 commit any other breach of any terms of this agreement, whether such breach goes to the root of this agreement or not, and fail to remedy that breach within a period of seven (7) days after the giving of written notice to that effect by the LESSOR; or

9.1.3 breach any of the terms of this agreement and thereafter again breach any term of this agreement (whether the same term was breached on the previous occasion or otherwise) within a period of twelve (12) months after the earlier breach aforesaid; or

9.1.4 commit any act of or akin to an act or insolvency;

Then and in any of such events, the LESSOR shall be entitled, without prejudice to any other rights which it may have under this agreement or at common law:

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9.1.5 to cancel this lease on written notice thereof to the LESSEE and claim immediate repossession of the LEASED PREMISES; or

9.1.6 to remedy such breach and recover the total cost incurred by the LESSOR in doing so from the LESSEE, who shall be obliged to pay the amount thereof to the LESSOR forthwith; and/or

9.1.7 to determine the LESSEE'S tenancy thereafter as a monthly tenancy, terminable prior to the expiry date by the LESSOR on one (1) months written notice to the LESSEE;

9.1.8 to claim specific performance by the LESSEE of its obligations hereunder.

9.2 Should the LESSOR cancel this lease and the LESSEE dispute the LESSOR'S right to do so and remain in occupation of the LEASED PREMISES pending the determination of the dispute, then:

9.2.1 the LESSEE shall continue to pay all amounts due by it in terms of this lease on the due dates thereof;

9.2.2 the LESSOR shall be entitled to recover and accept those payments;

9.2.3 the acceptance by the LESSOR of those payments shall be without prejudice to and shall not in any manner whatsoever affect the LESSOR'S claim to cancellation of this lease or of any other nature whatsoever. Should the dispute between the LESSOR and the LESSEE be determined in favour of the LESSOR, then the payments made to the LESSOR in terms of clause 9.2 shall be regarded as amounts paid by the LESSEE on account of the loss sustained by the LESSOR as a result of the holding over by the LESSEE of the LEASED PREMISES.

9.3 In the event of the LESSOR instructing its attorneys to take measures for the enforcement of any of the LESSOR'S rights under this agreement, the LESSEE shall pay to the LESSOR such collection charges and other legal costs, on an attorney and client basis, as shall be lawfully charged by such attorneys to the LESSOR, on demand made therefore by the LESSOR.

9.4 A certificate signed by a director, company secretary or credit manager of the LESSOR or the LESSOR'S agent shall be *prima facie* proof of the amount of any indebtedness owing by the LESSEE to the LESSOR at any time and also the fact that the due date of payment of the whole or, as the case may be, any portion of that amount has arrived.

10.0 HOLDING OVER

10.1 Should the LESSOR cancel this lease and the LESSEE dispute the LESSOR'S right to do so and remain in occupation of the LEASED PREMISES, then:

10.1.1 the LESSEE shall continue to pay by due date all amounts by it in terms of the lease; and

10.1.2 the LESSOR shall be entitled to recover and accept such payments; and

10.1.3 the acceptance by the LESSOR of such payments shall be without prejudice to and shall not in any manner whatsoever, affect the LESSOR'S claim to cancellation then in dispute.

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10.2 Should the dispute be determined in favour of the LESSOR, the payments made and received in terms of 10.1 above and the sub-clauses thereof shall be deemed to be amounts paid by the LESSEE on account of damages suffered by the LESSOR by reason of the cancellation of the lease and/or unlawful holding over by the LESSEE.

11.0 **NO RELAXATION**

No relaxation which the LESSOR may give at any time whatever in regard to the carrying out of any of the LESSEE'S obligations in terms of this lease shall prejudice in any way or be considered to be a waiver of any of the LESSOR'S rights in terms of this lease.

12.0 **SUFFICIENCY OF AGREEMENT**

This lease constitutes the whole of the contractual relationship between the parties and no representations, understandings or undertakings not contained herein shall in any way be binding on the parties.

13.0 **WAIVER**

No variation of this lease shall be binding unless reflected in writing and signed by both the LESSOR and the LESSEE and shall be strictly interpreted as referring only to the matter in respect of which the same has been given.

14.0 **DOMICILIA**

14.1 The parties hereby select respectively the physical addresses reflected in Clauses 1.1 and 2.1 of the SCHEDULE as their *domicilia et executandi* for all purposes in terms of this lease.

14.2 Either party shall have the right to amend its address to another physical address in the Republic of South Africa provided that the other party shall only upon expiry of ten (10) days after receipt of a written notice of such amendment, be deemed to be bound thereby.

15.0 **NOTICES**

15.1 All notices required or permitted to be given by the parties *inter se* in terms of this lease shall only be binding if given in writing.

15.2 Any notice as aforesaid and any other written communication between the parties pursuant to this lease, addressed to the addressee's *domicilium citandi et executandi*, shall be deemed to have been received by the addressee:

15.2.1 on the day of delivery, if by hand, and

15.2.2 five (5) days after dispatch, if by prepaid registered post.

16.0 **JURISDICTION**

16.1 N/A

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17.0 **COSTS**

The costs of any incidental to the preparation, execution and stamping of this lease shall be paid by the LESSEE.

18.0 **READINESS OF LEASED PREMISES**

18.1 Should the LEASED PREMISES not be ready for occupation by the LESSEE upon the commencement date of this lease by reason of:

18.1.1 building operations not having been completed; or

18.1.2 there being state of disrepair; or

18.1.3 the failure of the previous tenant to vacate; or

18.1.4 any other cause whatsoever;

Which can be remedied with thirty (30) days of the DATE OF COMMENCEMENT of the agreement then the LESSEE shall have no claim for cancellation of this lease or damages or other right of action against the LESSOR and the LESSEE agrees and undertakes to take occupation of the LEASED PREMISES upon the date the LEASED PREMISES will be available for occupation by the LESSEE. The LESSEE shall only be liable for RENTAL as set out in Clause 2 of the agreement once the LESSEE takes occupation of the LEASED PREMISES.

18.2 The LESSEE'S decision as to when the LEASED PREMISES will be available for occupation shall be final and binding on the LESSOR and the lease shall commence on the date the LEASED PREMISES are available for occupation and shall, *mutatis mutandis*, continue thereafter for the period set out in Clause 4 of the SCHEDULE with the date of termination being extended accordingly.

19.0 **MISCELLANEOUS**

19.1 If any of the provisions of this lease are held to be void, invalid or unenforceable for any reason, such provision shall be deemed to be severable and excluded from this lease provided that all the remaining terms of the lease shall nonetheless continue to be of full force and effect.

19.2 This lease shall only take effect and become binding on the LESSOR when signed by the LESSOR failing which the LESSEE may not claim the existence of a lease from negotiations having been conducted and/or concluded in regard thereto or by reason of this lease having been drafted or signed by the LESSEE.

The signature by the LESSEE to this document shall amount to an offer by the LESSEE to enter into this agreement upon the terms and conditions set out herein which shall remain open for acceptance, and shall be irrevocable until the time and date set out in Clause 12 of the SCHEDULE or until finally declined by the LESSOR or its agent in writing within that period or an amended contact in writing is entered into before the expiry of that period. Such offer shall not be affected in any way by subsequent negotiation which may be entered into between the

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LESSEE and the LESSOR or his agent, whether such negotiations amount to a counter offer or not.

20.0 **RENEWAL**

20.1 Provided that the LESSEE shall have faithfully carried out and performed all the terms and conditions and stipulations of this lease, the LESSOR herby grants to the LESSEE an option to renew this lease for the RENEWAL PERIOD at new monthly rentals to be agreed upon or determined as hereinafter provided and otherwise on the same terms and conditions as are contained in this lease, save that there shall be no further right of renewal.

20.2 The LESSEE shall give the LESSOR written notice of his intention to exercise the option to renew this lease not later than three (3) calendar months prior to the expiration of the INITIAL PERIOD of lease failing which the option to renew shall lapse and be of no effect.

20.3 The new monthly rentals payable by the LESSEE during the RENEWAL PERIOD shall be the following:

20.3.1 for the first year the RENEWAL PERIOD the monthly rental shall be agreed upon between the two parties but not later than three (3) months prior to the expiry date of the INITIAL PERIOD and, failing agreement by then, shall be determined in the manner provided for in 21.3.3 below. The new monthly rentals, whether agreed upon or determined as aforesaid, shall be the then market related rental but shall not be less than the rental payable by the LESSEE during the last month of the INITIAL PERIOD plus an amount equal to the annual escalation percentage recorded in Clause 6.1 of the SCHEDULE;

20.3.2 at the commencement of each succeeding year of the RENEWAL PERIOD, the monthly rentals payable during each such year shall be increased by a constant percentage over and above the rentals payable during the previous year (that is, that constant percentage compounded). Such constant percentage shall be agreed upon by the parties by not later than three (3) months prior to the expiry of the INITIAL PERIOD of this lease and, failing agreement by then, shall be determined in the manner provided for in 21.3.3 below. The constant percentage, whether agreed upon or determined as foresaid, shall not be less that the annual escalation percentage recorded in Clause 6.1 of the SCHEDULE;

20.3.3 if no agreement is reached pursuant to the provisions of 21.3.1 and 21.3.2 above, the monthly rental payable for the first year of the RENEWAL PERIOD (subject to the minimum provided for in 21.3.1 above) and/or the percentage escalation rate (subject to the minimum provided for in 21.3.2 above) shall be determined by arbitration as provided for in Clause 8 above.

20.3.4 in the event of the new rentals not being agreed upon or determined by the commencement of the RENEWAL PERIOD, the LESSEE shall pay the minimum monthly rental provided for herein until the same has been agreed upon or determined, as the case may be, and thereupon the LESSEE pays any shortfall.

The LESSEE shall in addition be liable to pay interest on the amount of each month's shortfall from the due date of payment of that month's rental to the actual date of payment at the rate

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of 1% (one percentum) above the Prime Overdraft Rate per annum charged by the LESSOR'S bankers from time to time during that period.

20.4 Either party shall give three (3) calendar months written notice to terminate the LEASE AGREEMENT prior to the termination date of the LEASE AGREEMENT.

21.0 DEFINITIONS AND GENERAL

Where employed in this lease, the following words and expressions shall have the meanings ascribed to them hereunder unless the context shall clearly require otherwise:

21.1 "BUILDING" – the building accommodating the LEASED PREMISES;

21.2 "LAND" – the immovable property upon which the BUILDING is erected;

21.3 "LEASED PREMISES" – the premises specified in Clause 3 of the SCHEDULE;

21.4 "PROPERTY" – LAND and BUILDING.

21.5 This lease has been drafted with reference to the LESSEE in the singular neuter. In the event of the LESSEE being a natural person or consisting of more than one person, the provisions of this lease shall be constructed accordingly.

21.6 In the event of the LESSEE consisting of more than one person, the liability of the persons who constitute the LESSEE for the due fulfillment by the LESSEE of all the obligations imposed upon it in terms of this lease shall be a joint and several liabilities.

21.7 This agreement is entered into:

21.7.1 by the LESSOR for itself and for its successors in title and assigns; and

21.7.2 by the LESSEE for itself and for its successors in title and permitted assigns.

21.8 The headings to clauses are for the purpose of convenience and reference only and shall not be used to interpret the clauses to which they relate.

21.9 Save where expressly provided in this lease that the LESSOR'S consent may not be unreasonable withheld or refused, the grant or withholding or refusal by the LESSOR of its consent or approval shall be in the sole discretion of the LESSOR.

Should there be any express provision in this lease, and should a dispute arise between the LESSOR and the LESSEE as to whether the LESSOR has unreasonably withheld or refused its consent or approval, the onus shall be on the LESSEE to prove that the LESSOR has unreasonable withheld its consent or approval.

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22.0 RIGHT OF FIRST REFUSAL TO PURCHASE PROPERTY

The LESSOR hereby grants the LESSEE a right of first refusal to purchase the LEASED PREMISES should the LESSOR decide to sell the LEASED PROPERTY. The LESSOR grants the LESSEE the right of first refusal for the purchase of the premises at hand for the entire duration of the lease agreement. The LESSEE has thirty (30) days to notify the LESSOR if they will exercise their right of first refusal.

23.0 RIGHT OF FIRST OPTION

If the LESSOR decides to sell the property as described in par3.0 of THE SCHEDULE, the LESSEE will have first option to purchase.

24.0 REDEVELOPMENT

The LESSOR may cancel this lease without the payment of any compensation to the LESSEE on twelve (12) months written notice to the LESSEE, if the LESSOR wishes to rebuild, redevelop or alter the BUILDING or any part thereof or to incorporate the BUILDING into any scheme of building or redevelopment involving any adjoining building and/or property.

25.0 DISCLAIMER

The parties acknowledge that this agreement is a standard form of contract without in any way implying that the agreement is precisely suited to the transactions referred to herin. The parties hereto accept full responsibility for the obtaining of professional legal advice on any aspect of this agreement prior to their signature thereof.

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